U.S. Securities and Exchange Commission
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): July 14, 2000


                         Commission file number 0-26013
                                                -------

                       MULTI-LINK TELECOMMUNICATIONS, INC.
                       ----------------------------------
                      (Exact name of small business issuer
                          as specified in its charter)



          Colorado                                        84-1334687
 ------------------------------                 -------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)




                 4704 Harlan Street, Suite 420, Denver, CO 80212
                 -----------------------------------------------
                    (Address of principal executive offices)



                                 (303) 831-1977
                            -------------------------
                           (Issuer's telephone number)



                                 Not Applicable
               ----------------------------------------------------
              (Former name, former address, and former fiscal year,
                          if changed since last report)

ITEM 5. OTHER EVENTS

     On June 30, 2000, Glenayre Technologies, Inc. ("Glenayre") completed the acquisition of 264,439 shares of common stock of Multi-Link Telecommunications, Inc. ("Multi-Link"). As a result of the purchase, Glenayre will have visitation rights at Multi-Link's meetings of the board of directors and will be available to provide advice regarding the execution of Multi-Link's business plan. As part of the transaction, Glenayre obtained a warrant granting the right to purchase an additional 100,000 shares of Multi-Link common stock at a price of $14.3625. In addition, Multi-Link committed to purchase voice messaging equipment from Glenayre Electronics, Inc., a subsidiary of Glenayre.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

     (c) Exhibits.

     4.11 Common Stock Purchase Warrant entitling Glenayre Technologies, Inc. to purchase 100,000 shares of Multi-Link common stock.

     4.12 Registration Rights Agreement dated as of June 30, 2000 between Multi-Link Telecommunications, Inc. and Glenayre Technologies, Inc.

     10.23 Securities Purchase Agreement dated as of June 30, 2000 between Multi-Link Telecommunications, Inc. and Glenayre Technologies.

     10.24 Volume  Purchase   Agreement  dated  as  of  June  30,  2000  between
           Multi-Link Telecommunications, Inc. and Glenayre Electronics.

     99.1  Press Release.



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




                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MULTI-LINK
                                    TELECOMMUNICATIONS, INC.



Date: July 14, 2000                 By: /s/ David J. Cutler
                                        ----------------------------------------
                                        David J. Cutler, Chief Financial Officer